Exhibit 16

                           Sentinel Group Funds, Inc.


                                Power of Attorney


      The undersigned hereby appoints Thomas H. MacLeay, Christian W. Thwaites and Kerry A. Jung, or any of them, his/her attorney-in-fact to execute in his/her name and on his/her behalf, all registration statements on Form N-1A or N-14 or amendments thereto, to be filed with the Securities & Exchange Commission by Sentinel Group Funds, Inc. under the Securities Act of 1933.



--------------------         ---------------------         ---------------------
John D. Feerick              Richard I. Johannesen         Thomas H. MacLeay



--------------------         ---------------------         ---------------------
Keniston P. Merrill          Deborah G. Miller             John Raisian



--------------------         ---------------------         ---------------------
Nancy L. Rose                Richard H. Showalter          Susan M. Sterne



--------------------         ---------------------
Christian W. Thwaites        Angela E. Vallot